UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026
______________________________
BETA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42932	83-1276474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 Airport Drive South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (802) 281-3623
Not Applicable
(Former name or former address, if changed since last report)
______________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On June 11, 2026, BETA Technologies, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2026. The final voting results for each of the proposals submitted to a vote of the Company’s stockholders are set forth below.

Proposal 1 - Election of Class I Directors

The stockholders elected the individuals listed below as Class I directors to serve on the Company’s Board of Directors for a three-year term expiring in 2029. The voting results were as follows:

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
John Abele	442,815,464	8,546,325	5,601,145
James McConville	445,363,685	5,998,104	5,601,145
John Slattery	445,059,775	6,302,014	5,601,145

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results were as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED
456,808,256	85,288	69,390

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETA Technologies, Inc.

Date: June 15, 2026	/s/ Herman Cueto
Herman Cueto Chief Financial Officer